Exhibit 99.1


                         IMPORTANT NOTICE CONCERNING THE
      CLIFTON SAVINGS BANK, S.L.A. 401(K) SAVINGS PLAN AND YOUR ABILITY TO
           TRADE SHARES OF CLIFTON SAVINGS BANCORP, INC.'S SECURITIES

June 12, 2007

This notice is being sent to all executive officers and directors of Clifton Savings Bancorp, Inc. in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

This is to inform you that a new recordkeeper and custodian has been selected for the Clifton Savings Bank, S.L.A. 401(k) Savings Plan ("Plan"). The transition to the new record keeper and custodian will begin simultaneously on June 18, 2007. In connection with the transition, most of the investment options offered under the Plan will change.

During this transition, Plan participants temporarily will be unable to direct or diversify the assets held in their Plan accounts, including shares of Clifton Savings Bancorp common stock. This period, during which participants will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period."

DURING THIS BLACKOUT PERIOD, YOU MAY NOT DIRECTLY OR INDIRECTLY PURCHASE, SELL, OR OTHERWISE ACQUIRE OR TRANSFER ANY EQUITY SECURITY OF CLIFTON SAVINGS BANCORP ACQUIRED IN CONNECTION WITH YOUR SERVICE OR EMPLOYMENT AS A DIRECTOR OR EXECUTIVE OFFICER OF CLIFTON SAVINGS BANCORP.

THE BLACKOUT PERIOD WILL BEGIN ON JUNE 18, 2007 AND END ON JULY 1, 2007.

IN ADDITION TO THIS SARBANES-OXLEY BLACKOUT, PLEASE REMEMBER THAT CLIFTON SAVINGS BANCORP OBSERVES REGULARLY SCHEDULED BLACKOUT PERIODS THAT RESTRICT YOUR ABILITY TO TRADE IN CLIFTON SAVINGS BANCORP STOCK.

If you have any questions concerning this notice please contact:

                           Christine R. Piano
                           Chief Financial Officer and Treasurer
                           Clifton Savings Bancorp, Inc.
                           1433 Van Houten Avenue
                           Clifton, New Jersey 07015
                           (973) 473-2200